                                                            Exhibit 10.81

                         AGREEMENT OF SALE AND PURCHASE


                                     between

                         COLLINS & AIKMAN PRODUCTS CO.,
                             a Delaware corporation,

                                     Seller

                                       and


                                NEW KING, L.L.C.,
                      a Michigan limited liability company,


                                    Purchaser


                            Dated as of June 22, 2001




                                    PREMISES:

                               5755 New King Court
                              Troy, Michigan 48098

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
1. Purchase and Sale of the Property..............................................    1

2. Lease..........................................................................    2

3. Purchase Price.................................................................    2

4. Representations, Warranties and Covenants of Seller............................    2

5. Representations, Warranties and Covenants of Purchaser.........................    6

6. Indemnities....................................................................    7

7. Closing........................................................................    8

8. Documents to be Delivered at Closing...........................................    8

9. Transaction Expenses...........................................................    8

10. Title and Title Insurance.....................................................    9

11. Closing.......................................................................    9

12. Notices.......................................................................    9

13. Entire Agreement.............................................................    10

14. Further Acts.................................................................    10

15. Survival of Obligations......................................................    11

16. No Waiver....................................................................    11

17. Counterparts.................................................................    11

18. Governing Law................................................................    11

19. Exhibits.....................................................................    11

20. Miscellaneous................................................................    11

21. Third Parties................................................................    11

22. Contingencies................................................................    11

EXHIBIT A         LEGAL DESCRIPTION
EXHIBIT B         DESCRIPTION OF FIXTURES
EXHIBIT C         FORM OF DEED TO PURCHASER
EXHIBIT D         FORM OF BILL OF SALE
EXHIBIT E         PERMITTED ENCUMBRANCES
EXHIBIT F         TRANSACTION EXPENSES
EXHIBIT G         TITLE INSURANCE ENDORSEMENTS
EXHIBIT H         FORM OF LEASE
EXHIBIT I         REQUIRED PERMITS

          THIS AGREEMENT OF SALE AND PURCHASE (this "AGREEMENT"), dated as of June 22, 2001, by and among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation, with an address at 5755 New King Court, Troy, Michigan 48098 ("SELLER"), and NEW KING, L.L.C., a Michigan limited liability company having an address at 550 E. 15 Mile Road, Sterling Heights, Michigan 48312 ("PURCHASER").

                                   WITNESSETH:

          WHEREAS, capitalized terms used herein without definition have the meanings given to them in the Lease (referred to below);

          WHEREAS, Seller is or will be the owner of the real property described in Exhibit A annexed hereto and made a part hereof, together with the easements, rights and appurtenances benefiting such real property (the "LAND"), together with any and all of the buildings, improvements and structures located thereon (the "IMPROVEMENTS") and the fixtures attached thereto and described in Exhibit B annexed hereto and made a part hereof (the "FIXTURES"; such Land, Improvements and Fixtures are hereinafter referred to as the "PROPERTY"); and

          WHEREAS, Seller desires to convey to Purchaser a fee simple interest in and to the Property; and Purchaser desires to purchase a fee simple interest in and to the Property; and

          WHEREAS, in furtherance of the foregoing, subject to the satisfaction or waiver of the contingencies contained in this Agreement, on the earlier to occur of June 30, 2001 or the date the transaction contemplated by that certain Agreement and Plan of Merger dated as of May 14, 2001 among Collins & Aikman Corporation, Seller, Becker Group, L.L.C., Charles E. Becker, Michael E. McInerney, Jens Hohnel, C.E. Becker, Inc., M.E. McInerney, Inc. and J. Hoehnel, Inc. have been consummated (the "CLOSING DATE"), Seller shall convey the Property to Purchaser; and

          WHEREAS, contemporaneously with the sale of the Property, the parties desire that Seller lease the Property from Purchaser for an initial term of twenty (20) years commencing on the Closing Date.

          NOW THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Purchase and Sale of the Property. On the Closing Date and subject to the terms and conditions of this Agreement, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller (i) the Land and Improvements by deed substantially in the form of Exhibit C attached hereto and (ii) the Fixtures which comprise a part of the Property and all assignable warranties, guaranties, indemnities and similar rights which Seller may have against any manufacturer, supplier, engineer, contractor, or builder in respect of any of the Property (collectively, the "WARRANTIES") to be conveyed by Seller by bill of sale substantially in the form of Exhibit D attached hereto (each such instrument, a "BILL OF SALE").

          2. Lease. On the Closing Date and subject to the terms and conditions of this Agreement, Purchaser, as lessor, and Seller, as lessee, shall, with respect to the Property, enter into a Lease substantially in the form of Exhibit H attached hereto (the "LEASE") for an initial term of twenty
(20) years.

          3. Purchase Price. The purchase price for the Property is $11,700,000 (the "PURCHASE PRICE"). The Purchase Price shall be payable by wire transfer of federal or other immediately available funds on the Closing Date to an account designated by Seller.

          4. Representations, Warranties and Covenants of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Closing Date:

          (a) Due Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as now conducted, to own its properties and to enter into and perform its obligations under this Agreement and the Closing Documents (as defined in Article 8) to which it is or is to become a party. Seller is duly qualified to do business in Michigan and is in good standing in all other jurisdictions where failure so to qualify or to be in good standing could materially and adversely affect Seller's ability to perform its obligations under this Agreement and the Closing Documents to which it is or is to become a party.

          (b) Due Authorization; No Conflict. The execution and delivery by Seller of, the consummation by Seller of the transactions provided for in, and the compliance by Seller with, all of the provisions of this Agreement and the Closing Documents to which Seller is or is to become a party have been duly authorized by all necessary action on the part of the Seller. The execution and delivery of this Agreement and each such Closing Document and the consummation of the transactions contemplated thereby (including, without limitation, the sale of the Property), and compliance by Seller with any of the terms and provisions thereof, do not and will not (a) require any approval of the stockholders of Seller or any approval or consent of any trustee or holder of any indebtedness or obligation of Seller, other than such consents and approvals as have been obtained and are in full force and effect, (b) contravene Seller's articles of incorporation or by-laws or any applicable Laws binding on Seller and/or the Property, (c) contravene or result in any breach of or constitute any default under, or result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance (hereinafter collectively referred to as a "LIEN") (other than pursuant to the Closing Docu-ments) upon the Property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other material agreement or instrument to which it is a party, by which it may be bound or affected or by which the Property may be affected or (d) require any governmental action by any governmental authority.

          (c) Enforceability. This Agreement and each of the Closing Documents to which Seller is or is to become a party constitutes, or will upon the execution and delivery thereof constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the respective terms thereof except as enforceability may be limited by (i) the effect of any applicable state or federal laws and judicial decisions, (ii) the discretion of any court or governmental or public body, authority, bureau or agency before which any proceeding may be brought or (iii) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) Title. On the Closing Date, Seller will, prior to the execution and delivery of the deed to Purchaser, have fee simple title to the Property, free and clear of all Liens and other title exceptions, other than the encumbrances identified in Exhibit E attached hereto. Upon the execution and delivery of the deed and bill of sale to Purchaser, Seller will convey to Purchaser good and fee simple title to the Land and the Improvements and good title to the Fixtures and Warranties, subject, in all cases, only to the encumbrances identified in Exhibit E attached hereto.

          (e) Location of Chief Executive Office. The chief executive office of Seller is located at 5755 New King Court, Troy, Michigan, 48098.

          (f) Compliance With Law. Seller is in compliance with all applicable Laws, except for any violations which could not reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Closing Documents. To Seller's actual knowledge, the Property complies with all applicable Laws in all material respects and no notices, complaints or orders of violation or non-compliance of any nature whatsoever have been issued, or, to Seller's actual knowledge, threatened or contemplated by any governmental authority with respect to the Property.

          (g)   Environmental Matters.  To Seller's actual knowledge,

               (i) no notices, complaints or orders of violation or non-compliance with or potential liability under Environmental Laws have been received by Seller with respect to the Property and no federal, state or local environmental investigation is pending or, to Seller's actual knowledge, has been threatened against Seller with regard to (A) the Property or any use thereof, (B) any alleged violation of or potential liability under Environmental Laws with regard to the Property or (C) any failure by Seller to have any environmental permit, certificate, approval, registration or authorization required for the conduct of its business;

               (ii) the Property has been used by Seller in compliance with Environmental Laws and in a manner which will not foreseeably result in the imposition of liability under any Environmental Law;

               (iii) all notices, permits, licenses, registrations, or similar authorizations, if any, required to be obtained or filed in connection with the ownership, operation, or use of the Property, including, without limitation, the existence of storage tanks at the property or the past or present generation, treatment, storage, disposal, or release of a Hazardous Substance into the environment, have been duly obtained or filed and have been duly renewed or maintained;

               (iv) the Property does not contain any hazardous substance in violation of applicable Environmental Laws. Except as disclosed in writing to the Purchaser, the Property does not contain any storage tanks or asbestos;

               (v) there is no threat of any release of hazardous materials migrating to the Property except as described in the environmental report issued with respect to the Property;

               (vi) all of the representations and warranties to be made by Purchaser and Charles E. Becker, without regard to their knowledge, in that certain Hazardous Substances Indemnification Agreement to be executed by Purchaser and Charles E. Becker in favor of LaSalle Bank National Association in connection with the Loan to be made by LaSalle Bank National Association to Purchaser, the proceeds of which will be used to purchase the Property, are true and correct.

          (h) Use and Operation of Property; Condition. (I) All material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of the Property as currently used by Seller and as Seller intends to use the same pursuant to the Leases and which are necessary to permit the lawful and intended use and operation of all presently existing and planned utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and Seller has not received notice and does not have actual knowledge of any pending modification or cancellation of any of the same, (II) the use of the Property does not in any material respect depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained for its continuing legal use, and (III) all required building and use related permits, approvals, consents, and certificates, including certificates of completion and occupancy permits, have been issued and are in full force and effect. Attached hereto as Exhibit I are true, correct and complete copies of all of the permits required by any state or local agency or entity to operate the Property. The Property is currently being maintained and insured in accordance with the customary practices of Seller for similar properties occupied and operated by it. There is no action, arbitration, or other proceeding or governmental investigation pending or, to the best of Seller's actual knowledge, threatened against or relating to the Property, including any action by a governmental authority or other person to initiate a condemnation or similar action with respect to any portion of the Property. No portion of the Property has been destroyed or damaged in any material respect by any cause.

          (i) Taxes; Real Property Taxes; Assessments. All taxes and special assessments assessed against, levied upon or which could become a Lien against the Property have been paid, except for real estate taxes not yet due and payable or due and payable but not yet delinquent. Taxes due and payable but not yet delinquent shall be paid in full and not on a prorated basis.

          (j) Rights in Respect of the Property. Seller is not a party to any contract or agreement to sell any interest in the Property other than pursuant to this Agreement and the Closing Documents.

          (k) No Broker. No broker's or finder's fees or commissions or financial advisory fees with respect to the transactions contemplated by the Closing Documents are or will be payable based upon arrangements made by Seller.

          (l) Insurance. Seller has not received any notice from any insurance carrier of any defects or inadequacies in the Property which, if not corrected, could result in a cancellation of insurance coverage.

          (m) Improvements. All of the improvements on the Land lie wholly within the boundaries of and building line restrictions relating to the Land and no improvements located on adjoining lands encroach upon the Land so as to affect the value or marketability of the Property, except those which are insured against by the title insurance policy to be issued in favor of Purchaser pursuant to this Agreement.

          (n) Public Services. The Property is served by public utilities and services in the surrounding community, including police and fire protection, public transportation, re-fuse removal, public education, and enforcement of safety codes which are adequate in relation to the premises and location on which the Property is located.

          (o) Water and Sewer Systems. The Property is serviced by public water and sewer systems which are adequate in relation to the improvements and location on which the Property is located. All liquid and solid waste disposal, septic and sewer systems located on the Property are in good and safe condition and repair and in material compliance with all applicable laws.

          (p) Amenities. The Property has parking and other amenities necessary for the operation of the business currently conducted thereon which are adequate in relation to the premises and location on which the Property is located.

          5. Representations, Warranties and Covenants of Purchaser. Purchaser represents, warrants an covenants to Seller as of the Closing Date as follows:

          (a) Due Organization. Purchaser is a Michigan limited liability company, duly organized, validly existing and in good standing under the laws of the State of Michigan, and has all requisite power and authority to conduct its business as now conducted, to own its properties and to enter into and perform its obligations under the Closing Documents to which it is or is to become a party. Purchaser is qualified to do business in Michigan and is in good standing in all other jurisdictions where failure so to qualify or to be in good standing could materially and adversely affect Purchaser's ability to perform obligations under the Closing Documents to which it is or is to become a party.

          (b) Due Authorization; No Conflict. The execution and delivery by Purchaser of, the consummation by Purchaser of the transactions provided for in, and the compliance by Purchaser with, all of the provisions of the Closing Documents to which Purchaser is or is to become a party have been duly authorized by all necessary action on the part of the Purchaser. The execution and delivery of each such Closing Document and the consummation of the transactions contemplated thereby (including, without limitation, the purchase of the Property), and compliance by Purchaser with any of the terms and provisions thereof, do not and will not (a) require any approval of the stockholders of Purchaser or any approval or consent of any trustee or holder of any indebtedness or obligation of Purchaser, other than such consents and approvals as have been obtained and are in full force and effect, (b) contravene Purchaser's articles of incorporation or by-laws or any applicable Laws binding on Purchaser (c) require any governmental action by any governmental authority.

          (c) Enforceability. Each of the Closing Documents to which Purchaser is or is to become a party constitutes, or will upon the execution and delivery thereof constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with the respective terms thereof except as enforceability may be limited by (i) the ef-fect of any applicable state or federal laws and judicial decisions, (ii) the discretion of any court or governmental or public body, authority, bureau or agency before which any proceeding may be brought or (iii) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (d) Litigation. There is no action, suit or proceeding pending or, to the best of Purchaser's knowledge, threatened against or affecting Purchaser in any court, or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

          (e) No Broker. No broker's or finder's fees or commissions or financial advisory feeds with respect to the transactions contemplated by the Closing Documents are or will be payable based upon arrangements made by Purchaser.

          6. Indemnities. (a) Seller hereby agrees to indemnify, defend, make whole and hold harmless Purchaser, any member, partner, subsidiary, shareholder, officer, employee, trustee, beneficiary, agent, director or incorporator of Purchaser, and any member, partner, subsidiary, shareholder, officer, employee, beneficiary, agent, director or incorporator of a member, partner, beneficiary or subsidiary of Purchaser, and all of their respective successors and assigns, as the case may be ("SELLER'S INDEMNITEES"), and to reimburse any of them for any and all losses, costs, damages or expenses (including, without limitation, reasonable attorneys' fees) arising out of or resulting from an inaccuracy of any representation or a breach of any warranty or covenant made by Seller in this Agreement (subject to paragraph (d) below).

          (b) Purchaser hereby agrees to indemnify, defend, make whole and hold harmless Seller, any member, partner, subsidiary, shareholder, officer, employee, trustee, beneficiary, agent, director or incorporator of Seller, and any member, partner, subsidiary, shareholder, officer, employee, beneficiary, agent, director or incorporate of a member, partner, beneficiary or subsidiary of Seller, and all of their respective successors and assigns, as the case may be ("PURCHASER'S INDEMNITEES," together with Seller's Indemnitees, the "INDEMNITEES"), and to reimburse any of them for any and all losses, costs, damages or expenses (including, without limitation, reasonable attorneys' fees) arising out of or resulting from an inaccuracy or any representation or a breach of any warranty or covenant made by Purchaser in this Agreement.

          (c) Should any event occur for which any party hereto is entitled to indemnification pursuant to this Article 6, such party shall provide prompt written notice to the other parties describing the nature of such event.
If such event consists of a claim asserted against an indemnified party by a third party, the indemnifying party may assume responsibil-ity for any action to be taken to contest the claim, provided that the indemnifying party will notify the applicable Indemnitees in writing of its intention to contest such claim within thirty days after receipt of notice of the claim from such Indemnitees; provided, however, that the indemnifying party may not compromise or settle any claim without the written consent of the indemnified party. The applicable indemnifying party, at its sole expense, may control all proceedings relating to such contest. The applicable Indemnitees will cooperate with the indemnifying party in contesting such claim, provided that the indemnifying party indemnifies and holds harmless the applicable Indemnitees for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to contesting such claim.

          (d) In the event of a breach of any representation or warranty of Seller under Article 4 hereof which results in any corresponding breach or default by Seller, as tenant under the Lease, and/or which Seller, as tenant under the Lease, is obligated or permitted to cure under the terms of the Lease, Purchaser agrees that it will not bring an action against Seller for breach of such representation or warranty under this Agreement for so long as Seller is completing the cure of such breach in compliance with the terms of the Lease, and that, if completion of such cure is accomplished in accordance with the Lease, the Purchaser will have no claim for damages under this Agreement with respect to the matter in question so long as any such damages are fully recoverable under the Lease by Landlord from Tenant.

          7. Closing. The closing of the transaction contemplated herein (the "CLOSING") shall, subject to the satisfaction or waiver of the contingencies in this Agreement, take place on the Closing Date at such location as mutually agreeable to the parties to this Agreement.

          8. Documents to be Delivered at Closing. At or prior to the Closing, the documents, certificates, opinions and agreements relating to the Property (the "CLOSING DOCUMENTS") shall be in form and substance reasonably satisfactory to Seller and Purchaser and shall be executed and/or delivered by the respective parties thereto. As a condition to each of the parties obligations hereunder, all of the other parties to the Closing Documents shall have executed and delivered each Closing Document to which each such other party is a signatory (whether or not such party is a party to this Agreement).

          9. Transaction Expenses. Excluding Seller's and Purchaser's attorneys fees and related disbursements, all costs, expenses, charges and fees payable with respect to or relating to the transactions contemplated herein ("TRANSACTION EXPENSES") set forth on Exhibit F attached hereto will be the responsibility of the Seller. Any Transaction Expenses incurred by Purchaser prior to Closing shall either be credited against the Purchase Price if the Closing occurs or reimbursed by Seller to Purchaser upon the termination of this Agreement, which obligation shall survive the termination hereof. Any Transaction Expenses invoiced to

Purchaser subsequent to the Closing or termination of this Agreement shall be paid by Seller upon its receipt of such invoice, which obligation shall survive the Closing or termination of this Agreement.

          10. Title and Title Insurance. At the Closing, Purchaser shall receive from a title insurance company reasonably acceptable to Purchaser (the "TITLE INSURANCE COMPANY"), its American Land Title Association (ALTA) 1970 form of owner's policy of title insurance or, if unavailable, such other similar form of owner's policy acceptable to Purchaser (the "TITLE POLICY") (or a redated and signed commitment or specimen policy therefor, with the actual policy to be delivered after the Closing Date), for the Property, reasonably acceptable in form and substance to Purchaser, insuring that Purchaser has good fee simple title to the Property, subject only to the Lease, Permitted Encumbrances and such other exceptions to title as are reasonably acceptable to Purchaser, in the amount of the Purchase Price. The Title Policy shall contain such affirmative endorsements as are listed on Exhibit G and as are available.

          11. As Is. Except as otherwise expressly provided in this Agreement, Purchaser is Purchasing the Property "as is" and in its present condition, without any reduction in the Purchase Price or in any other obligation of Purchaser hereunder for any change in condition of the Property subsequent to the date hereof. In entering into this Agreement, Purchaser has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller or any agent, employee or representative of Seller or by any other Person purporting to represent Seller, which are not expressly set forth in this Agreement or any other
Closing Document, whether or not any such representations, warranties or statements were made in writing or orally.

          12. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Agreement shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person, by facsimile or telecopier or by Federal Express or other reliable 24-hour delivery service or five (5) Business Days (as defined in each applicable Lease) after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above or when delivery is refused. For the purposes of this Paragraph, any party may substitute another address stated herein (or substituted by a previous notice) for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above. The addresses of the parties for purposes of this Agreement, until notice has been given as above provided, shall be as follows:

          As to Seller:

                    COLLINS & AIKMAN PRODUCTS CO.
                    5755 New King Court
                    Troy, Michigan 48098
                    fax number: (704) 548-2314
                    Attention: Charles Nichols

          with a copy to:

                    Cahill Gordon & Reindel
                    80 Pine Street
                    New York, New York 10005-1702
                    fax number: (212) 269-5420
                    Attention: Jonathan Schaffzin, Esq.

          As to Purchaser:

                    c/o BECKER VENTURES, L.L.C.
                    250 Stephenson Highway, Suite 300
                    Troy, Michigan 48084
                    fax number: (248) 589-4904
                    Attention: Michael E. McInerney

          with a copy to:

                    Clark Hill PLC
                    500 Woodward Ave, Suite 3500
                    Detroit, Michigan 48226
                    fax number: (313) 965-8252
                    Attention: Timothy Koltun, Esq.

          13. Entire Agreement. This Agreement and the other Closing Documents contain the entire agreement between Seller and Purchaser with respect to the subject matter hereof and thereof and there are no other representations or warranties of any party hereto except as herein or therein stated. This Agreement supersedes any prior understandings and agreements between Seller and Purchaser with respect to the subject matter hereof.

          14. Further Acts. Each party, upon the request of the other, agrees to perform such further acts and to execute and deliver such other documents as are reasonably necessary to carry out the provisions of this Agreement.

          15. Survival of Obligations. Subject to the terms of paragraph (d) of Article 6 hereof, the representations, warranties, indemnities and obligations of the parties hereto as set forth in this Agreement shall survive the Closing and the execution, delivery and recording of the agreements, certificates, instruments and other documents referred to herein, and shall survive until the date of termination of the applicable Lease.

          16. No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

          17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

          18. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Michigan, without regard to principles of conflicts of law.

          19. Exhibits. All of the Exhibits annexed hereto are incorporated herein by reference and form part of this Agreement.

          20. Miscellaneous. In the event that any provision of this Agreement shall be determined to be illegal, invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement and in lieu of each provision of this Agreement that is illegal, invalid or unenforceable, a provision similar in terms will be added to this Agreement, if possible, which provision shall be legal, valid and enforceable; and this Agreement shall not be construed against the party preparing it but shall be construed as if all parties prepared this Agreement.

          21. Third Parties. The covenants, provisions and conditions of this Agreement are intended solely and exclusively for the benefit of the parties hereto and their respective beneficiaries, representatives, successors and assigns, and no other person, except as specifically set forth herein or contemplated by the Closing Documents or an assignment permitted thereby, shall have standing to require, or be entitled to assume, strict compliance with the provisions hereof or be deemed to be a beneficiary of such covenants, provisions or conditions.

          22. Contingencies Purchaser's obligation to pay the Purchase Price and otherwise close the transaction contemplated by this Agreement shall be contingent upon (a) Purchaser obtaining financing for the acquisition of the Property on terms and conditions satisfactory to Purchaser in its sole discretion and (b) Purchaser's receipt of an appraisal of the

Property reasonably acceptable to Purchaser which contains a "leased fee" value of the Property of not less than the Purchase Price, and (c) Purchaser receiving an environmental assessment of the Property in form and substance satisfactory to Purchaser. If any of these contingencies is not satisfied prior to Closing, Purchaser may elect to (i) waive such contingency and proceed, subject to the satisfaction or waiver of the other contingencies contained in this Agreement, to close the transaction contemplated hereby or (ii) terminate this Agreement and receive an immediate refund of the Deposit (as defined below).

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their respective signatories thereunto duly authorized.

                                     SELLER:

                                     COLLINS & AIKMAN PRODUCTS CO.,
                                     a Delaware corporation


                                     By: /s/ Charles G. Nichols
                                         -----------------------------------
                                         Name:  Charles G. Nichols
                                         Title: Treasurer


                                     PURCHASER:

                                     NEW KING, L.L.C.,
                                     a Michigan limited liability company


                                     By: /s/ Michael E. McInerney
                                         -----------------------------------
                                         Name:  Michael E. McInerney
                                         Title: President